                                   EXHIBIT 4.(i)F
  FARMLAND INDUSTRIES, INC
  12200 NORTH AMBASSADOR DRIVE
  KANSAS CITY, MO  641631244
                                                                       BOND RECEIPT
                                                                       SUBORDINATED DEBENTURE BOND
                                                                         - YEAR MONTHLY INCOME, SERIES
  Description of Bond
  ACCOUNT NUMBER:
  NAME OF OWNER
  PRINCIPAL AMOUNT:                                                     ISSUE DATE:
  BOND TYPE:               BOND NUMBER:
  INTEREST RATE:                                                        MATURITY DATE:
  TOD/POD:

     Preface

     This Bond Receipt sets forth  certain  terms and  conditions of the Bond as might be  contained  in a  certificate  for the Bond.  For the  convenience  and protection of both the Holder and Farmland Industries,  Inc.  ("Farmland"),  the
Bond is being  issued  only in book  entry  form on the  books  and  records  of
Farmland.  The Bond is no longer being  issued in  certificated  form.  Farmland retains the same duties and  responsibilities  to pay  principal and interest to the Holder of the Bond without a certificate being issued.

     This Receipt is not a certificate for any security.  The Receipt confers no rights,  interests,  obligations,  duties,  responsibilities or otherwise on any party,  and acts only as a  memorandum  of the  uncertificated  Bond  referenced above. This Receipt is not a negotiable  instrument,  and the Bond referenced is subject to all provisions of law regarding uncertificated securities.

Terms and Conditions

     Farmland  is  obligated  to pay to the  Holder  named  above or  registered assigns as  indicated  on its books and records (the  "Holder"),  the  principal amount shown above on the Maturity  Date  specified  above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon from the most recent date to which interest has been paid or, if no interest has been paid,  from the date of  original  issuance  of this Bond (the "Date of Original
Issuance") at the interest rate per annum specified above (the "Interest Rate"), computed on the basis of a 365-day year,  until the principal  hereof is paid or duly made available for payment,  and to pay interest on overdue  principal and, to the extent permitted by law,  overdue interest at the Interest Rate.  Payment of principal and interest shall be in such coin or currency of the United States of America as at the time of payment  shall be legal  tender for the  payment of public and private debts.

     Interest on the principal  sum is payable  monthly on the first day of each month following the month in which the Bond is issued to the Holder of record on the  last  day of the  preceding  month.  If the  Maturity  Date (or any date of redemption or repayment) or an interest payment date falls on a day which is not a business day, principal or interest payable with respect to such Maturity Date
(or date of redemption  or  repayment) or interest  payment date will be paid on the next  succeeding  business  day with the same force and effect as if made on such Maturity  Date (or date of  redemption  or  repayment) or interest  payment date, as the case may be, and no interest  shall accrue on the amount so payable for the period from and after such  Maturity  Date (or any date of redemption or repayment) or interest payment date.

     The  Bond is one of a duly  authorized  issue  of  securities  (hereinafter called the  "Securities") of Farmland issued and to be issued under an Indenture dated as of December 4, 1997 (herein called the  "Indenture")  between  Farmland and Commerce  Bank,  National  Association,  Kansas City,  Missouri,  as Trustee
(herein  called the "Trustee",  which term includes any successor  trustee under the Indenture),  to which the Indenture and all indentures  supplemental thereto and the Officers'  Certificate  (as defined in the Indenture)  setting forth the terms of this series of  Securities  reference is hereby made for a statement of the respective rights,  limitation of rights,  duties, and immunities thereunder of Farmland, the Trustee and the Holders and the terms upon which the Bonds are, and are to be, issued. The Bonds of this series may bear different dates, mature at different  times,  bear interest at different  rates, be subject to different redemption or repayment  provisions  and may otherwise  vary and are entitled to the benefits of the Indenture.

     Any interest which is payable,  but is not punctually paid or duly provided for, on any interest payment date and, to the extent permitted by law,  interest on such  defaulted  interest at the Interest Rate (such  defaulted  interest and interest thereon herein  collectively  called "Defaulted  Interest") will not be payable to the Holder on the applicable record date; and such Defaulted Interest may be paid by Farmland, at its election in each case, in the time and manner as provided for in the Indenture.

     Payment of the principal of, premium, if any, and interest on the Bond will be made at the office or agency of Farmland in Kansas City, Missouri;  provided, however,  that at the option of Farmland payment of interest other than interest paid at maturity,  redemption  or  repayment  may be made by check mailed to the address  of the person  entitled  thereto as such  address  shall  appear in the
Register  or by  electronic  funds  transfer  or  similar  means  to an  account maintained by the person entitled thereto as specified in the Register.

     If an Event of Default (as defined in the  Indenture)  with  respect to the
Bonds shall occur and be continuing, the Trustee or the Holders of not less than a  majority  in  principal  amount  of the  outstanding  Bonds may  declare  the principal  of and  accrued  interest  on all of the Bonds due and payable in the manner  and with the  effect  and  subject  to the  conditions  provided  in the
Indenture.  Upon certain events of bankruptcy,  insolvency or  reorganization of
Farmland, the principal of and accrued interest on all of the Bonds shall become due and payable  without any  declaration  by the  Trustee or the  Holders.  The
Indenture contains provisions  permitting Farmland and the Trustee to enter into one or more supplemental indentures under certain situations without the consent of the  Holders  of any  of the  Bonds.  The  Indenture  permits,  with  certain exceptions as therein  provided,  the amendment  thereof and the modification of the rights and  obligations  of  Farmland  and the rights of the  Holders of the
Securities  of each  series  under the  Indenture  to be affected at any time by
Farmland  and the  Trustee  with the  consent of the  Holders  of a majority  in aggregate  principal  amount of the  Outstanding  Securities  (as defined in the
Indenture)  of  each  series  affected  thereby.  The  Indenture  also  contains
provisions   permitting  the  Holders  of  specified  percentages  in  aggregate principal  amount  of the  Outstanding  Securities  of  each  series  under  the
Indenture,  on behalf of the Holders of all Securities of such series,  to waive compliance by Farmland with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the Bond shall be  conclusive  and binding upon such Holder and upon all future Holders of the Bond and of any Bond issued upon the registration of transfer  hereof or in  exchangethereof  or in lieu  thereof,  whether or not notice is given to future Holders.

     No reference herein to the Indenture and no provision of the Bond or of the
Indenture  shall alter or impair the  obligation of Farmland,  which is absolute and  unconditional,  to pay the  principal  of and  interest  on the Bond at the times, places, and rate, and in the coin or currency, herein prescribed.

The Bond cannot be called for redemption by Farmland any time prior to maturity.

     Except as hereinafter  provided,  the Bond cannot be redeemed at the option of the Holder  prior to Maturity.  In the case of death of the Holder,  Farmland will  redeem  the  bond  upon  written  request  to  Farmland  and  delivery  of satisfactory  proof of death  and other  documentation  and in  accordance  with applicable law.  Redemptions  will be made at the unpaid principal amount of the
Bond plus accrued interest to the date of redemption  only.  Redemption on death of the Holder is subject to the condition,  as provided under the  subordination provisions applicable to the Subordinated  Debenture Bonds, that Farmland cannot redeem any of the Subordinated Debenture Bonds if, at the time of or immediately after  giving  effect to such  redemption,  there  shall  exist under any Senior
Indebtedness  or any  indenture  or  agreement  pursuant  to  which  any  Senior
Indebtedness is issued any default or any condition,  event or act, which,  with notice or lapse of time, or both, would constitute a default.

     The Bond shall be subordinate,  to the extent and in the manner provided in the  Indenture,  in right of payment to the prior  payment in full of all Senior
Indebtedness (as defined in the Indenture) and the Bond is issued subject to the provisions of the Indenture  with respect  thereto.  Each Holder of the Bond, by accepting  the same,  (a) agrees to and shall be bound by such  provisions,  (b)
authorizes  and  directs  the  Trustee  on his or her or its behalf to take such action as may be necessary or  appropriate  to  acknowledge  or  effectuate  the subordination  so  provided  and  (c)  appoints  the  Trustee  his or her or its attorney-in-fact for any and all such purposes.

     As provided in the Indenture,  and subject to certain  limitations  therein set forth,  the  transfer of the Bond may be  registered  on the  Register  upon submission of a written  instrument of transfer in form satisfactory to Farmland duly  executed by the Holder or by his attorney  duly  authorized in writing for registration  of transfer at the office or agency of  Farmland,  in Kansas City,
Missouri, and thereupon the Bond will be transferred on the books and records of
Farmland to the designated transferee or transferees.

     The Bonds are issuable only in uncertificated form, without coupons.

     No service  charge  will be made for any such  registration  of transfer or exchange of the Bond,  but Farmland may require  payment of a sum  sufficient to cover any tax or other  governmental  charge  that may be imposed in  connection therewith.

     Farmland,  the  Trustee  and any agent of Farmland or the Trustee may treat the person in whose name the Bond is  registered on its books and records as the
Holder hereof for all purposes,  whether or not the Bond is overdue, and neither
Farmland,  the  Trustee  nor any such agent  shall be  affected by notice to the contrary.

     All terms used in the Bond which are  defined in the  Indenture  shall have the meanings  designated  to them in the  Indenture  and all  references  in the
Indenture to "Security" or "Securities" shall be deemed to include the Bonds.